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                                                                      EXHIBIT 5


                   OPINION OF BROBECK, PHLEGER & HARRISON LLP



                         BROBECK, PHLEGER & HARRISON LLP
                               38 Technology Drive
                          Irvine, California 92618-2301


                                  May 15, 1998



Endocare, Inc.
7 Studebaker
Irvine, California  92618

Ladies and Gentlemen:

         We have acted as counsel to Endocare, Inc., a Delaware corporation (the "Company") in connection with its registration of 2,000,000 shares of Common Stock (the "Common Stock") as described in the Company's Registration Statement on Form S-3, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement").

         It is our opinion that the Common Stock, when sold in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Opinion" in the Prospectus which is part of the Registration Statement.

                                         Very truly yours,


                                         /s/ BROBECK, PHLEGER & HARRISON LLP
                                         ---------------------------------------
                                         BROBECK, PHLEGER & HARRISON LLP